UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2012

STEWART ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

LOUISIANA	1-15449	72-0693290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1333 South Clearview Parkway

Jefferson, Louisiana 70121

(Address of principal executive offices) (Zip Code)

(504) 729-1400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

(e) As noted in the Item 5.07 disclosure below, the shareholders of Stewart Enterprises, Inc. (the “Company”) approved two incentive compensation plans at the annual shareholders’ meeting (“Annual Meeting”) on April 19, 2012: the Executive Officer Annual Incentive Plan (the “Incentive Plan”) and the Amended and Restated 2010 Stock Incentive Plan (the “Stock Plan”).

The Executive Officer Annual Incentive Plan. The Incentive Plan was presented to the shareholders for approval in order to qualify the quantitative portion of an executive officer’s annual incentive award as deductible performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Incentive Plan, which will be administered by the Compensation Committee of the Company’s Board of Directors or a subcommittee thereof (the “Committee”), will be used in fiscal year 2013 and future years, unless terminated earlier by the Committee.

Any executive officer may be designated by the Committee as a participant in the Incentive Plan for any year in which the Incentive Plan is in place. Under the Incentive Plan, each participant will be eligible to earn a specified bonus amount based upon the achievement of pre-established quantitative performance goals. Participants will also be eligible to be paid an additional specified amount based upon a subjective qualitative evaluation of the participant’s annual performance. Since the qualitative portion of the bonus is not formulaic, it will not meet the requirements to qualify as performance-based compensation under Section 162(m) of the Code.

The participants and performance goals for each year must be established prior to January 29, and, unless otherwise determined by the Committee, a participant must be employed at the end of the fiscal year in order to receive a bonus under the Incentive Plan. No participant may be paid a bonus under the Incentive Plan of more than $1,500,000 for any fiscal year. The Committee may determine to pay bonuses under the Incentive Plan in cash, stock, or any combination of the two. Any such stock will be issued through the Company’s stock-based incentive plans.

This brief summary of Incentive Plan terms is qualified in its entirety by the terms of the Incentive Plan, a copy of which is filed as Exhibit 99.1 to this report on Form 8-K.

The Amended and Restated 2010 Stock Incentive Plan. The Stock Plan, first approved by the Company’s shareholders in 2010, was amended and restated to, among other things, increase the number of issuable shares of Class A common stock by 4 million and extend the duration of the stock plan by approximately two years. A total of 9 million shares of the Company’s Class A common stock are now authorized to be issued under the Stock Plan, and no incentives may be granted under the Stock Plan after April 19, 2022.

The Committee will generally administer the Stock Plan, and has the authority to grant awards under the Stock Plan, including setting the terms of the awards. Incentives under the Stock Plan may be granted in any one or a combination of the following forms: incentive stock options under Section 422 of the Code, nonqualified stock options, restricted stock, restricted stock units, stock appreciation rights, and other stock-based awards.

This brief summary of Stock Plan terms is qualified in its entirety by the terms of the Stock Plan, a copy of which is filed as Exhibit 99.2 to this report on Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of Stewart Enterprises, Inc. was held on April 19, 2012. As of the record date, the Company had 83,340,466 shares of Class A common stock outstanding, each of which was entitled to one vote, and 3,555,020 shares of Class B common stock outstanding, each of which was entitled to ten votes at the Annual Meeting. The Company’s shareholders voted on the following five proposals at the Annual Meeting, casting their votes as described below. All vote totals include both Class A and Class B shares.

Proposal 1—Election of Directors. Each of the individuals listed below was elected at the Annual Meeting to serve a one-year term on the Company’s Board of Directors (the “Board”).

Nominee	Number of Votes For	Number of Votes Withheld	Broker Non-Votes
John B. Elstrott, Jr.	89,490,468	8,187,207	12,454,021
Thomas M. Kitchen	89,069,980	8,607,695	12,454,021
Alden J. McDonald, Jr.	88,236,922	9,440,753	12,454,021
Ronald H. Patron	88,678,520	8,999,155	12,454,021
Ashton J. Ryan, Jr.	89,477,343	8,200,332	12,454,021
John K. Saer, Jr.	89,492,889	8,184,786	12,454,021
Frank B. Stewart, Jr.	70,384,492	27,293,183	12,454,021

Proposal 2—Advisory Say-on-Pay Vote. Proposal 2 was an advisory vote on executive compensation as disclosed in the proxy materials for the Annual Meeting. This advisory vote was approved.

Number of Votes For	Votes Against	Abstentions	Broker Non-Votes
92,127,122	3,914,500	1,636,053	12,454,020

Proposal 3—Approval of the Stewart Enterprises, Inc. Executive Officer Annual Incentive Plan Vote. Proposal 3 was a proposal to approve the Stewart Enterprises, Inc. Executive Officer Annual Incentive Plan, as described above in Item 5.02. This proposal was approved.

Number of Votes For	Votes Against	Abstentions	Broker Non-Votes
91,865,066	4,817,003	995,606	12,454,020

Proposal 4—Approval of the Amended and Restated Stewart Enterprises, Inc. 2010 Stock Incentive Plan. Proposal 4 was a proposal to approve the Amended and Restated Stewart Enterprises, Inc. 2010 Stock Incentive Plan, as described above in Item 5.02. This proposal was approved.

Number of Votes For	Votes Against	Abstentions	Broker Non-Votes
90,133,283	6,567,510	976,882	12,454,020

Proposal 5—Ratification of Retention of Auditors. Proposal 5 was a proposal to ratify the appointment of PricewaterhouseCoopers, LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2012. This proposal was approved.

Number of Votes For	Votes Against	Abstentions
109,550,280	524,664	56,751

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Stewart Enterprises, Inc. Executive Officer Annual Incentive Plan

99.2	Amended and Restated Stewart Enterprises, Inc. 2010 Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEWART ENTERPRISES, INC.

April 23, 2012	/s/ Angela M. Lacour
Angela M. Lacour
Senior Vice President of Finance and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Stewart Enterprises, Inc. Executive Officer Annual Incentive Plan

99.2	Amended and Restated Stewart Enterprises, Inc. 2010 Stock Incentive Plan